UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on July 17, 2018, Asta Funding, Inc. (the “Company”) received a Staff Determination Letter to Delist (the “Staff Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that since it remains delinquent in filing its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017 and March 31, 2018, it has not regained compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of periodic reports with the Securities and Exchange Commission.

The Staff Determination Letter indicated that the Company’s securities would be subject to suspension and delisting as a result of the Company’s non-compliance with the Rule unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The Staff Determination Letter also indicated that such a request would automatically stay any suspension or delisting action by Nasdaq for a period of 15 days, and that the stay could be extended at the option of the Panel upon the Company’s request and support of such extension.

On July 24, 2018, the Company timely requested a hearing before the Panel and, soon thereafter, the Company also requested a stay of delisting pending the hearing.

On August 7, 2018, the Company received a letter from Nasdaq informing the Company that the Panel granted the Company’s request pending the hearing and a final determination by the Panel regarding the Company’s listing status.

At the hearing, the Company intends to present a plan to regain compliance with the Rule and will request that the Panel allow the Company additional time within which to regain compliance. While the Company is confident that it will be able to present a definitive plan to regain compliance with the Rule, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer

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